EXHIBIT 31.3
CERTIFICATION
I, D. Scott Mercer certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Conexant Systems, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: December 21, 2009
/s/ D. SCOTT MERCER

D. Scott Mercer
Chairman of the Board and Chief Executive Officer